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                                                             Exhibit 10.21

                           ANGELICA CORPORATION
                    FORM 10-K FOR FISCAL YEAR ENDED
                             JANUARY 25, 1997

                                 SCHEDULE


The stock option agreements under the 1994 Performance Plan for grants dated December 2, 1996 with four of the Company's executive officers, which are listed below, are substantially identical in all material respects. This schedule is included pursuant to Instruction 2 of Item 601(a) of Regulation S-K for the purpose of setting forth the material details in which the specific stock option agreements differ from the form of agreement filed as
Exhibit 10.21 to the Angelica Corporation Form 10-K for the fiscal year ended 1/27/96:


Paragraph 2 (b) was added: "(b) if any of the events set forth in the first paragraph of Section 4.2 of Optionee's Employment Agreement dated November 27, 1996 (the "Employment Agreement") occurs, then the Option will be exercisable in full by Optionee as of the Entitlement Date (as defined in the Employment Agreement). In each of the above-described circumstances, the Option shall continue to be exercisable until such Option terminates pursuant to the applicable provision of Section 3.b. of this Agreement."


Name                          Title
----                          -----
T. M. Armstrong               Sr. Vice President - Finance and Administration
L. Linden Mann                Controller and Assistant Secretary
Jill Witter                   Vice President, General Counsel & Secretary
L. J. Young                   Chairman of the Board, Chief Executive Officer and President